                                                                   EXHIBIT 11.1

                         NORTH AMERICAN SCIENTIFIC, INC.

                        COMPUTATION OF EARNINGS PER SHARE

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
                                                                 THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                      JULY  31,                 JULY 31,
                                                              -----------------------   -----------------------
                                                                 1998          1997         1998         1997
                                                              ----------   ----------   ----------   ----------
                                                                     (UNAUDITED)               (UNAUDITED)
Net income .................................................  $   420,000  $    41,000  $   741,000  $   220,000
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------

Shares
   Weighted average number of common
     shares outstanding (basic).............................    6,464,572    4,609,802    6,349,713    4,557,302

   Add dilutive effect of
     Common stock options ..................................      775,998      792,000      763,581      837,000

     Warrants...............................................      171,000      225,000      171,000      200,000

   Less treasury shares repurchased.........................      232,326      300,874      192,119      462,184

   Weighted average number of common
     shares outstanding (diluted)...........................    7,179,244    5,325,928    7,092,175    5,132,118



Earnings per Common Share
     Basic .................................................  $    .07     $    .01     $    .12     $    .05
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------
     Diluted................................................  $    .06     $    .01     $    .10     $    .04
                                                              -----------  -----------  -----------  -----------
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